UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

As previously disclosed, PharmAthene, Inc. (the “Company”) plans to host a conference call for investors to review the overall status of its rPA anthrax vaccine (SparVax™) program, including existing funding for the program and the status of its bid under the DHHS Request for Proposal (RFP-BARDA-08-15) for an ‘‘Anthrax Recombinant Protective Antigen (rPA) Vaccine for the Strategic National Stockpile.’’

The Company announced today that the call will be held on Wednesday, April 29, 2009, at 4:30 p.m., E.T. The dial-in number for U.S. callers is 1-866-788-0540 and for international callers is 857-350-1678. The participant passcode is 82129094.  The webcast of the conference call can be accessed from the Company’s website at http://www.pharmathene.com. A link to the webcast may be found on the Investor Relations section of the website.

A replay of the conference call will be available for 30 days, beginning at approximately 7:30 p.m. E.T. on April 29, 2009 until approximately 11:59 p.m. E.T. May 29, 2009. The dial-in number for the replay is 1-888-286-8010 (U.S. callers) and 617-801-6888 (international callers). The participant passcode for the replay is 53903666.  The Company also plans to furnish the transcript of the conference call as an exhibit to a Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC.
(Registrant)

Date: April 28, 2009	By:	/s/ David P. Wright

David P. Wright
President and Chief Executive Officer